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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8) of Heartstream, Inc. for the registration of its common stock pertaining to the 1993 Employee and Consultant Stock Plan (2,180,374 shares), the 1995 Employee Stock Purchase Plan (250,000 shares) and the 1995 Director Option Plan (150,000 shares) of Heartstream, Inc. of our report dated January 15, 1996, with respect to the financial statements of Heartstream, Inc., included in its Registration Statement Form S-1 (No. 33-99908), filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Seattle, Washington
July 22, 1996